 Company OverviewNYSE: ADS  Investor PresentationFourth Quarter 2016  Exhibit 99.1

 Who Are We and What Do We Do?Historical ResultsCommon Investor Questions  Alliance Data  2

 Build Customer Loyalty PlatformsUse Unique Data: SKU (requires client permission)Link SKU with ConsumerAdd Demographic/Psychographic Data  3  Who are we and what do we do?

 On September 14th, Mary Smith spent $60 at Ann Taylor Loft, Store #128  She bought a blue dress, size 10 (SKU)Dress was 20 percent offMary is upper middle incomeTends to buy complete wardrobesLooks for value (i.e. sales)Mom who works > busy  Example:  4  Who are we and what do we do?

 Use Data/Insights to Create Specialized Offers ⌵On September 15thMobile offer to MaryShoes & belt would work nicely with dressClick & buy now > 20 percent off sale⌵  We use data to gain insights which drive sales & loyalty for our clients  5  Who are we and what do we do?  “Rinse and repeat” millions of times

 AIRMILES®Coalition loyalty (Canada)  6. Different Platforms/Same Model  6  Card Services Loyalty program with credit component  Epsilon®Single client programs   BrandLoyalty® Grocer loyalty specialist (Int’l)  Who are we and what do we do?

 IPO 2001: $12 per share($MM) 2001 2016e CAGR Revenue $770 $7,200 * 16% Core EPS $0.52 $16.90 * 26% Stock Price $12 $230 22% (1,800% total) Model:Growth (3x GDP revenue growth)Double-digit core eps growth (varies between 10-20%)ADS grew through ‘Great Recession’ due to business model diversification (segment balance), use of cash and modest leverage* Numbers have not been adjusted to reflect the matters disclosed in the Company’s Current Report on Form 8-K filed on December 1, 2016  7  Historical Results

NYSE: ADS | 2016

Common Investor Questions

1. Are you a MktingTech, FinTech or Specialty Finance Company?

- Yes
- 50 percent of revenue from purely technology/marketing and loyalty platforms
- 50 percent card related (data, analytics, marketing, credit)
  - Use data/tech heavily to drive 1/1 marketing programs (~ 500 people within Cards – mini Epsilon)
  - Vast overlap with Epsilon
    - All card clients use Epsilon's loyalty platform
    - All use Epsilon's industry leading e-mail platform
    - Most are members of Epsilon's Abacus co-op
    - Most use Epsilon's demo/psycho data
    - Some have an additional Epsilon multi-tender database
    - Some utilize Conversant's CRM direct display ad technology

AllianceData | AllianceData | EPSILON | LoyaltyOne
©2016 ADS Alliance Data Systems, Inc.
Confidential and Proprietary
8

2. What is your Free Cash Flow?FCF = adjusted EBITDA – cash taxes – cash interest – capital expenditures + non-cash items = $1.3 billionUses: $500 million to support 20 percent plus card receivables growthRemainder for share repurchases, dividends and/or M&A (established a 1% dividend for first time last quarter)Corporate leverage ratio is modest <3.0xCalculated consistent with credit facility and debt indenture covenants Held at Parent level   9  Investor Questions

 Forward Looking Statements  10  This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expected operational and financial performance and anticipated future foreign exchange rates, credit card loss rates and macro-economic conditions. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in our Current Report on Form 8-K filed December 1, 2016, the Risk Factors section of our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.  Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

 11  In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as constant currency financial measures, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, net of funding costs and non-controlling interest, core earnings and core earnings per diluted share (core EPS). The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP financial measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. Core earnings and core earnings per diluted share represent performance measures and are not intended to represent liquidity measures. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in other various agreements or public filings.   Financial Measures